Exhibit 10.2

CONSULTING AGREEMENT

AGREEMENT, dated as of April 30, 2010, between GSE Systems, Inc., a Delaware corporation with principal executive offices at Suite 200, 1332 Londontown Boulevard, Sykesville MD  21784 (the “Company”), and John V. Moran, residing at 48 Longview Avenue, Randolph, NJ 07869 (“Consultant”).

WHEREAS, the Company and Consultant have entered into an Employment Agreement dated the date hereof (the “Employment Agreement”) with a term commencing on the May 1, 2010 and ending on October 31, 2010 or such earlier date that the Employment Agreement is terminated in accordance with the provisions thereof (the “Employment Agreement Termination Date”); and

WHEREAS, Consultant will retire from the Company on the Employment Agreement Termination Date; and

WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to retain Consultant after his retirement to perform consulting and advisory services relating to the business and operations of the Company as set forth herein, and Consultant wishes to provide such consulting and advisory services; and

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, terms and conditions set forth herein, and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Position and Responsibilities.

(a) Consulting Position.  During the Term (as hereinafter defined), the Company shall retain Consultant to render services as a consultant, and Consultant hereby agrees to be available to provide such consulting and advisory services to the Company and its affiliates as are reasonably requested by the Board, including, without limitation, introductions to and meetings with key customers and existing and potential investors.  Consultant shall render the consulting and advisory services hereunder at such time and places and in such manner as may be reasonably requested by the Company from time to time, provided that Consultant shall not be required to allocate more than ten hours a month during the Term to the performance of his services hereunder.  Consultant shall be permitted to obtain full-time employment with a third party during the Term, provided such employment does not (i) interfere with Consultant’s obligations to the Company pursuant to this Agreement or (ii) violate the covenants of Consultant set forth in Section 4 of this Agreement).

(b) Term.  The Company shall retain Consultant hereunder for a period commencing on November 1, 2010 and ending on October 31, 2013 or such earlier date that Consultant’s retention as a consultant hereunder is terminated in accordance with the provisions of Section 3 hereof (the “Term”).

(c) Status.  Consultant hereby acknowledges that during the Term he will be acting as an independent contractor of the Company and not an employee, that he is solely responsible for his actions or inactions, and that nothing in this Agreement shall be construed to create an employment relationship between the Company and Consultant.  Consultant shall have no authority or power to enter into contracts or agreements on behalf of the Company or to otherwise create obligations of the Company to third parties, and Consultant shall not create obligations on the part of the Company or represent to any party that he has such power or authority.  Consultant, as an independent contractor, shall also comply with the provisions related to payment of taxes and other self-employment payments in accordance with Section 6(c) hereof.

2. Compensation.  In consideration of Consultant’s performance of consulting and advisory services hereunder, Consultant’s continued compliance with the covenants set forth in Section 4 hereof, and Consultant’s execution and delivery to the Company on November 1, 2010 of a release and covenant not to sue in the form attached hereto (the “Release”), Consultant shall be entitled to receive the following compensation and benefits from the Company:

(a) Consulting Fees.  During the Term, Consultant shall receive a consulting fee equal to $100,000 per annum (the “Consulting Fee”), which shall be earned and payable in equal bi-monthly installments during the Term, except that the consulting fee for the first six months of the Term shall be earned in equal bi-monthly installments but shall be payable in a lump sum on May 1, 2011.

(b) Benefits.  During the Term, Consultant shall be eligible to participate in any employee benefits plans and programs of the Company available by their terms to consultants.

(c) Signing Bonus.  The Company shall pay Consultant a signing bonus of $30,000 on May 1, 2011.

(d) Automobile.  The Company shall provide Consultant with an automobile of his choice (comparable to the automobile provided by the Company to Consultant pursuant to the Employment Agreement) at the Company's expense and shall pay the maintenance, gas, and insurance expenses in connection with such automobile.

(e) Club Membership.  The Company shall provide Consultant with an allowance for club membership at the rate of $4,000 per year.

(f) Vesting of Options.  Options to purchase the Company's common stock granted to Consultant under the Company's option plan or otherwise shall continue to vest during the Term and, except if the Company terminates Consultant's retention as a consultant hereunder for Cause (as hereinafter defined), or Consultant terminates his retention as consultant hereunder for any reason other than death, any such options remaining unvested on the last day of the Term shall become fully vested on such day.

3. Termination of Consulting Arrangement.

(a) Early Termination.  Either the Company or Consultant may terminate Consultant’s retention as a consultant hereunder at any time prior to September 30, 2013 for any reason or no reason.

(b) Termination by the Company for Cause or by Consultant.  If, prior to September 30, 2013, the Company terminates Consultant’s retention as a consultant hereunder for Cause, or Consultant terminates his retention as a consultant hereunder for any reason other than death, all obligations of the Company hereunder shall cease.  The date of termination by the Company for Cause of Consultant’s retention as a consultant hereunder shall be the date specified in a written notice of termination from the Company to Consultant.  The date of a termination by Consultant of his retention as a consultant hereunder shall be the date specified in a written notice of termination from Consultant to the Company, provided that Consultant shall provide at least 30 days’ advance written notice of his intention to terminate as a consultant hereunder.  For purposes of this Agreement, “Cause” shall mean (i) fraud, misappropriation or theft by Consultant against the Company or any of its affiliates or (ii) the breach by Consultant of any of the covenants in Section 4 hereof.

(c) Other Terminations.

(i)           No termination by the Company of Consultant’s retention as a consultant hereunder for any reason other than Cause shall affect the Company’s obligations to Consultant under any provision of this Agreement, including, but not limited to, the Company’s payment obligations under Sections 2(a) and 2(b) of this Agreement.  It is intended that the payments under Sections 2(a) and 2(b) of this Agreement after termination by the Company of Consultant’s retention as a consultant hereunder for any reason other than Cause shall satisfy the safe harbor set forth in Treasury Regulations Section 1.409A-1(n)(2)(ii), and to the extent such payments do not satisfy the applicable safe harbor, the excess amount shall be treated as deferred compensation under Code Section 409A and as such shall be payable pursuant to the schedule set forth in Sections 2(a) and 2(b) of this Agreement.  The date of termination by the Company of Consultant’s retention as a consultant hereunder for any reason other than Cause shall be the date specified in a written notice of termination to Consultant.

(ii)           The death of Consultant during the Term shall not affect the Company’s obligations to Consultant under any provision of this Agreement, including, but not limited to, the Company’s payment obligations under Sections 2(a) and 2(b) of this Agreement, and any amounts that would otherwise have been paid by the Company to Consultant shall be paid to his estate or heirs.  Payments under Sections 2(a) and 2(b) of this Agreement after the death of the Consultant shall be treated as deferred compensation under Code Section 409A and as such shall be payable pursuant to the schedule set forth in Sections 2(a) and 2(b) of this Agreement.

4. Covenants by Consultant.

(a) Confidentiality.  Except as may be required by applicable law, Consultant shall not, at any time or under any circumstances during the Term and thereafter, directly or indirectly, communicate or disclose to any person any Confidential and Proprietary Information howsoever acquired (except as set forth below), nor shall Consultant utilize or make available any such knowledge or information directly or indirectly in connection with any business or activity in which Consultant is or proposes to be involved, or in connection with the transfer or proposed transfer of any of Consultant’s securities or in connection with the solicitation or acceptance of employment with any person.  For purposes of this Agreement, “Confidential and Proprietary Information” means all proprietary trade secrets and/or proprietary information and any information, concept or idea in whatever form, tangible or intangible, pertaining in any manner to the business of the Company or any affiliate of the Company, or to the Company’s (or any of the Company’s affiliates’) customers, clients, employees, Referral Sources (as hereinafter defined) or business associates, unless the information is or becomes publicly known through lawful means (other than disclosure by Consultant, unless such disclosure by Consultant is made in good faith in the course of performing Consultant’s duties under this Agreement, or with the express written consent of the Board).  As used herein, “Referral Source” means any person or entity that, directly or indirectly, refers customers or business to the Company.  Consultant will be under no obligation of confidentiality with respect to any information that Consultant can show (i) is or becomes available to the general public through no fault of Consultant; (ii) was known to Consultant before disclosure without obligation of confidentiality; (iii) is independently developed by Consultant; or (iv) is lawfully received from a third party without obligation of confidentiality.

(b) Return of Property to Company.  On or before the first day of the Term, Consultant will return to the Company all (i) written, descriptive or tangible matter containing Confidential and Proprietary Information, including all copies thereof, which was developed or compiled by Consultant or made available to Consultant in the course of employment with the Company, including, without limitation, drawings, blueprints, tapes, disks, codes, descriptions or other papers, documents or materials that contain any such Confidential and Proprietary Information, and (ii) Company property including, without limitation, all computer (hardware and software) and business equipment, drawings, designs, specifications, tapes, disks, codes, notes, memoranda or data made available or furnished to Consultant by, or obtained by Consultant from, the Company or any of its subsidiaries or affiliates, and any copies thereof, whether or not they contain Confidential and Proprietary Information.  Anything to the contrary notwithstanding, nothing in this Section 4(b) shall require Consultant to return to the Company such property of the Company that Consultant will require for purposes of carrying out his duties as a consultant hereunder.

(c) Nondisparagement; Confidentiality of Agreement.  Consultant agrees that neither he nor anyone acting by, through, under or in concert with him shall disparage or otherwise communicate, whether written or oral, negative statements or opinions about the Company, its affiliates, members of the Board, or the officers, employees, business, agents, customers or shareholders of the Company or any of its affiliates.

(d) Non-Competition and Non-Solicitation.

(i) During the period commencing on November 1, 2010 and ending on October 31, 2014 (the “Restricted Period”), Consultant shall not, either directly or indirectly, individually or by or through any Covered Entity (as hereinafter defined), participate in, assist, aid or advise in any way, any business or enterprise that competes with the Company anywhere in the world (a “Competitor”), except that Consultant may participate in, assist, aid or advise a division or subsidiary of a Competitor so long as such subsidiary or division does not compete with the Company anywhere in the world.  For purposes of this Agreement, “Covered Entity” shall mean every affiliate of Consultant and every business, association, trust, corporation, partnership, limited liability company, proprietorship or other entity (A) in which Consultant or any affiliate of Consultant has invested (whether through debt or equity securities), (B) to which Consultant or any affiliate of Consultant has contributed any capital or made any advances, (C) in which Consultant or any affiliate of Consultant has an ownership interest or profit sharing percentage, (D) from which Consultant or any affiliate of Consultant receives or is entitled to receive income, compensation or consulting fees, or (E) in which Consultant or any affiliate of Consultant has an interest as a lender (other than solely as a trade creditor for the sale of goods or provision of services that do not otherwise violate the provisions of this Agreement).  The agreements of Consultant contained herein specifically apply to each entity which is presently a Covered Entity or which becomes a Covered Entity subsequent to the date of this Agreement.  Notwithstanding anything contained in the foregoing provisions to the contrary, (x) the term “Covered Entity” shall not include the Company, any subsidiary of the Company, or any affiliate of the Company and (y) nothing contained in this Section 4(d)(i) prohibits Consultant or any affiliate of Consultant from owning less than one percent of any class of voting securities publicly held and quoted on a recognized securities exchange or inter-deal quotation system of any issuer, and no such issuer shall be considered a Covered Entity solely by virtue of such ownership or the incidents thereof.

(ii) During the Restricted Period, Consultant shall not, either directly or indirectly, and shall not permit any Covered Entity which is controlled by Consultant to either, directly or indirectly, (A) solicit, or take any other action that is intended to solicit, the business of any customers or Referral Sources with which the Company or any of its affiliates conducts business or receives referrals or has conducted business or received referrals within the 12 months preceding such solicitation or other action; or (B) hire, solicit, take away, or attempt to hire, solicit or take away (either on such Consultant’s behalf or on behalf of any other person or entity) any person (1) who is then an employee of the Company or any affiliate of the Company; or (2) who has terminated his or her employment with the Company or any affiliate of the Company within the 12 months preceding such hiring, solicitation or other action.

(e) Enforcement; Remedies:  Consultant agrees and acknowledges that the Company has a valid and legitimate business interest in protecting its business from any activity prohibited by the covenants in Section 4 hereof.  Consultant acknowledges that Consultant’s expertise in the business of the Company is of a special and unique character which gives this expertise a particular value, and that a breach of Section 4 hereof by Consultant will cause serious and irreparable harm to the Company.  Consultant therefore acknowledges that a breach of Section 4 hereof by Consultant cannot be adequately compensated in an action for damages at law, and equitable relief would be necessary to protect the Company from a violation of this Agreement and from the harm which this Agreement is intended to prevent.  By reason thereof, Consultant acknowledges that the Company is entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement without any requirement to prove actual damages or post a bond.  Consultant acknowledges, however, that no specification in this Agreement of a particular legal or equitable remedy may be construed as a waiver of or prohibition against pursuing other legal or equitable remedies in the event of a breach of this Agreement by Consultant.

(f) Severability and Modification of Any Unenforceable Covenant.  It is the parties’ intent that each of the covenants in this Section 4 be read and interpreted with every reasonable inference given to its enforceability.  However, it is also the parties’ intent that if any term, provision or condition of the covenants is held to be invalid, void or unenforceable, the remainder of the provisions thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  It is also the parties’ intent that if it is determined any of the covenants are unenforceable because of overbreadth, then the covenants shall be modified so as to make it reasonable and enforceable under the prevailing circumstances.  In the event that the time period or scope of any covenant is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

(g) Tolling.  In the event of the breach by Consultant of any covenant set forth in Section 4(d) hereof, the running of the period of restriction shall be automatically tolled and suspended for the amount of time that the breach continues, and shall automatically recommence when the breach is remedied so that the Company shall receive the benefit of Consultant’s compliance with the covenants.

5. Effectiveness of this Agreement.  This Agreement shall be void ab initio and of no force and effect unless (a) the Employment Agreement Termination Date is October 31, 2010 (if the Company terminates the Employment Agreement without Cause (as defined in the Employment Agreement) prior to such date, the Employment Agreement Termination Date for purposes of this Agreement shall be deemed to be October 31, 2010), (b) Consultant complies with his obligations to resign set forth in Section 2(b) of the Employment Agreement, (c) on November 1, 2010, Consultant executes and delivers to the Company the Release, and (d) Consultant does not revoke the Release as provided therein.

6. Miscellaneous Provisions.

(a) Entire Agreement.  This Agreement and the Employment Agreement set forth the entire agreement of the parties in respect of the subject matter contained herein and therein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, and any prior agreement of the parties in respect of the subject matter contained herein between Consultant and the Company.

(b) Benefits of Agreement.  This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of Consultant and the successors and permitted assigns of the Company, respectively.

(c) Taxes and Self-Employment Payments.  Consultant shall be solely responsible for and shall file on a timely basis tax returns and payments required to be filed or made with respect to his performance of services and the receipt of compensation under this Agreement, including, without limitation, tax returns and payments to United States federal, state and local income taxes, and payroll tax authorities, and social security, unemployment or disability insurance payments.  No federal, state or local income tax of any kind shall be withheld or paid by the Company with respect to any amount paid to Consultant during the Term.  Consultant shall indemnify Company and hold it harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys, relating to any obligation imposed by law on Company to pay any withholding taxes, payroll taxes, social security, unemployment or disability insurance, or similar items in connection with consideration received by Consultant pursuant to this Agreement, whether such obligations are imposed by the Internal Revenue Service or any other federal, state or local governmental authority.

(d) Third-party Beneficiaries.  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

(e) Waiver.  The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party’s rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

(f) Section Headings.  The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

(g) Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be (i) given by Federal Express, Express Mail, or similar overnight delivery or courier service or (ii) delivered against receipt to the party to whom it is to be given, at the address of such party set forth in the preamble to this Agreement (or at such other address as the party shall have furnished in writing in accordance with the provisions of this Section 6(g)).  Any notice or other communication shall be deemed given at the time of receipt thereof.

(h) Severability.  If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

(i) Arbitration.

(i) Any controversy, claim, cause of action, in law or equity, or dispute involving the parties (or their affiliated persons or entities) directly or indirectly concerning this Agreement, or the subject matter thereof, including its enforcement, performance, breach, or interpretation, shall be resolved solely and exclusively by final and binding arbitration held in New York, New York by one arbitrator in accordance with the rules of employment arbitration then followed by the American Arbitration Association or any successor to the functions thereof.  The arbitrator shall apply New York law (without giving effect to conflicts of law) in the resolution of all controversies, claims and disputes and shall have the right and authority to determine how his or her decision or determination as to each issue or matter in dispute may be implemented or enforced.  Any decision or award of the arbitrator shall be final and conclusive on the parties to this Agreement and their respective affiliates, and there shall be no appeal therefrom in the absence of one of the grounds for vacating an award set forth in CPLR §7511(b).  Each party in any such arbitration shall be responsible for its own attorneys’ fees, costs and necessary disbursement; provided, however, that if one party refuses to arbitrate and the other party seeks to compel arbitration by court order, if such other party prevails, it shall be entitled to recover reasonable attorneys’ fees, costs and necessary disbursements.

(ii) The parties hereby agree that any action to compel arbitration pursuant to this Agreement shall be brought in any appropriate state court in New York, and in connection with such action to compel, the laws of New York (without giving effect to conflicts of law) shall control.  Application may also be made only to such court for confirmation of any decision or award of the arbitrator, for an order of the enforcement and for any other remedies which may be necessary to effectuate such decision or award.  The parties hereby consent to the jurisdiction of the arbitrator and of such court and waive any objection to the jurisdiction of such arbitrator and court.

(iii) Notwithstanding the foregoing, the Company shall be entitled to seek injunctive relief, in any court of competent jurisdiction, to enforce this Agreement and this Section 6(i) shall not limit the right of the Company to seek judicial relief pursuant to Section 4(e) of this Agreement without prior arbitration.

(j) Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

(k) Construction.  The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties.  Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

(l) Code Section 409A.  The parties hereby acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and the parties agree to use their best efforts to achieve timely compliance with, Section 409A of the Internal Revenue Code of 1986, as amended, and the Department of Treasury Regulations and other interpretive guidance issued thereunder (“Section 409A”), including, without limitation, any such regulations or other guidance that may be issued after the date hereof.  Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder would otherwise be taxable to Consultant under Section 409A, the Company may adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines in its sole discretion are necessary or appropriate to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes under such Section.

(m) Amendment.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Consultant and such officer of the Company as may be specifically designated by the Board.

(n) Independent Legal Counsel.  Consultant acknowledges that Consultant has read and understands this Agreement, and acknowledges that Consultant has had the opportunity to obtain independent legal advice prior to execution of this Agreement.  To the extent that Consultant fails to obtain independent legal advice, Consultant covenants that such failure will not be used by Consultant as a defense to the enforcement of the provisions of the Agreement.

(o) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.

(p) Nondisparagement by the Company.  The Company agrees that neither the Company nor anyone acting by, through, under or in concert with the Company shall disparage or otherwise communicate, whether written or oral, negative statements or opinions about Consultant.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

GSE SYSTEMS, INC.

By:  _____________________________                                                   _____________________________

Lawrence M. Gordon                                                                                     John V. Moran

Vice President and General Counsel

RELEASE AND COVENANT NOT TO SUE

1.           Release.  For good and valuable consideration, John V. Moran (“Releasor”), provides this Release and Covenant Not to Sue (“Release”), wherein he releases and discharges the Company, and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives and assigns of each of the foregoing, and the employee benefit plans in which Releasor is or has been a participant by virtue of his employment with or service to the Company (cumulatively “Released Parties”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected, which Releasor has or may have had against such entities or persons based on any events or circumstances arising or occurring on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Releasor’s employment by or service to the Company or any of the Released Parties or the termination thereof, and includes but is not limited to:

(a)           any and all claims of wrongful discharge, breach of contract or promissory or equitable estoppel, any and all claims for employee benefits, including, but not limited to, any and all claims under the Employee Retirement Income Security Act of 1974, as amended, the Fair Labor Standards Act, as amended, and any and all claims of employment discrimination on any basis, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Immigration Reform and Control Act of 1986, the Maryland Human Relations Commission Act, or any other federal, state, or local human rights law; and

(b)           any and all claims under common law, including but not limited to breach of contract, assault, battery, false imprisonment, emotional distress, prima facie tort, breach of privacy, duress, defamation, fraud, negligence, misrepresentation, conversion, or any similar, or related, or different claims.

2.           No Suits.

(a)           Releasor represents and warrants that Releasor has never commenced or filed any action, charge, complaint, or other proceeding, whether administrative, judicial, legislative, or otherwise, based upon or seeking relief on account of any action or failure to act by the Released Parties which may have occurred or failed to occur prior to the execution of this Release (“Action”).  Releasor further covenants and agrees never to commence, file, voluntarily aid or in any way prosecute or cause to be commenced or prosecuted an Action against any of the Released Parties.  The foregoing sentence shall not apply to a charge filed with the EEOC or an analogous state or local administrative agency; however, to the extent any Action is brought by anyone (including Releasor and/or the EEOC), Releasor expressly waives any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such Action.

(b)           Releasor agrees that in the event Releasor files any civil complaint or commences any litigation of any kind on a claim that is covered by this Release, Releasor shall consent to its immediate and summary dismissal, and Releasor shall pay all of the reasonable attorneys’ fees, expenses, and costs incurred by Company and/or any other of the Released Parties in responding to such action, including, but not limited to, any consequential damages and attorneys’ fees that any of the Released Parties may suffer or incur.  The Released Parties shall also have the right of set-off (and return, if payment has already been made) of such sum(s) against any obligation to Releasor under the Consulting Agreement, and to immediately terminate Releasor’s payments thereunder.  In the event that Releasor breaches any of Releasor’s obligations under this Release and/or files any civil complaint or commences any litigation of any kind that is covered by this Release, then, in addition to all other rights of Company and other Released Parties under this Release, Releasor will reimburse Company all amounts paid to Releasor pursuant to the Consulting Agreement.  In addition to the remedies noted above, Company may pursue all other remedies available under law or equity to address any breach by Releasor of this Release.

(c)           Releasor further agrees not to aid or abet any employee(s) of or person(s) having dealings with Company or any of the other Released Parties in bringing any claims, charges, or suits against any or all of them, except as required by legal process.

(d)           The second sentence of paragraph 2(a) and all provisions of paragraph 2(b) shall not apply to any claims that Releasor files under the ADEA or any challenge that Releasor makes to the validity of the ADEA waiver contained in this Agreement.  While Releasor may challenge the validity of the ADEA waiver herein, in the event Releasor is unsuccessful, Company and the Released Parties are not precluded from recovering attorneys’ fees or costs to the extent specifically authorized under federal law.

3.           Knowing and Voluntary Waiver.  Notwithstanding any other provision of this Agreement to the contrary:

(a)           Releasor agrees that this Release constitutes a knowing and voluntary waiver of all rights or claims Releasor may have against the Released Parties or any of them, as of the date of execution of this Release, except as specifically set forth herein.

(b)           Releasor acknowledges that as required by the Older Workers Benefit Protection Act, the Company has advised Releasor to consult with an attorney prior to executing this Release.  Releasor further acknowledges that Company has given Releasor a period of at least twenty-one (21) days in which to consider this Release.  If Releasor executed this Release at any time prior to the end of the twenty-one (21) day period that Company gave Releasor in which to consider this Release, such early execution was a knowing and voluntary waiver of Releasor’s right to consider this Agreement for at least twenty-one (21) days, and was due to Releasor’s belief that Releasor had ample time in which to consider and understand this Release, and in which to review this Release with an attorney.

(c)           Releasor may revoke this Release by delivering a letter, by certified mail, return receipt requested, within seven days of Releasor’s execution of this Agreement, to Lawrence M. Gordon, Vice President and General Counsel, GSE Systems, Inc., Suite 200, 1332 Londontown Boulevard, Sykesville MD  21784.  This Release shall become effective on the eighth (8th) day after Releasor executes this Release (the “Effective Date”) unless Releasor revokes it prior thereto as aforestated.

4.           Acknowledgment.  Releasor expressly acknowledges, represents and warrants that Releasor has carefully read this Release; that Releasor fully understands the terms, conditions and significance of this Release; that Releasor has had ample time to consider and negotiate this Release; that the Company has advised Releasor to consult with an attorney concerning this Release; that Releasor has had a full opportunity to review this Release with an attorney; and that Releasor has executed this Release voluntarily, knowingly, and with such advice of counsel as Releasor has deemed appropriate.

________________________
                            John V. Moran
                            Dated:  November 1, 2010

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